Exhibit 99.1

DOMINION RESOURCES BLACK WARRIOR TRUST

Press Release

Dominion Resources Black Warrior Trust

Announces Adjournment of Special Meeting

DALLAS, TEXAS, May 22, 2014—Dominion Resources Black Warrior Trust (NYSE: DOM) today announced that the Special Meeting of the Trust’s unit holders scheduled for today for the purpose of obtaining approval of the appointment of Southwest Bank as successor trustee of the Trust, was adjourned due to the lack of the requisite quorum. The Special Meeting has been adjourned until Thursday, June 19, 2014 at 2:00 p.m., local time, at the Trustee’s offices, 901 Main Street, 17th Floor, Dallas, Texas 75202.

The Trust’s proxy materials, which were previously filed and mailed to the unit holders on or about March 28, 2014, remain unchanged. The record date for unit holders entitled to vote at the Special Meeting remains the close of business on March 27, 2014. Unit holders who have already voted on the proposals do not need to take any further action. Unit holders who have not voted as of yet are strongly encouraged to submit their votes.

Forward-looking Statements

Any statements in this press release about plans for the Trust, the expected timing of the completion of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to the inability of the Trustee to resign or Southwest Bank to assume duties as successor trustee due to the failure to obtain necessary unitholder or court approval or the failure to satisfy other conditions to the Trustee’s resignation set forth in the Trustee’s notice of resignation.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact:

Ron E. Hooper, Senior Vice President

U.S. Trust, Bank of America Private Wealth Management, Trustee

Toll-free – 1.800.365.6548